                                                                                                                           Exhibit 99.1

                                                             CERTIFICATION

         The  undersigned,  being an officer of U.S. Bank Trust National  Association,  as trustee (the  "Trustee") of the Select Notes
Trust LT 2003-3 (the "Trust")  hereby makes the following  certifications  for inclusion as an exhibit to the Trust's  annual report on
Form 10-K for the fiscal year ended December 31, 2006 (the "Annual Report"):

1.       The Trustee is the trustee under the Trust's trust agreement.

2.       Based on my knowledge,  for the period  covered by the Annual  Report,  the Trustee has fulfilled  its  obligations  under the
Trust's trust agreement.

                                                                /s/ Marlene Fahey
                                                              Name:   Marlene Fahey
                                                              Title:  Vice President
                                                              Date:   March 28, 2007